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                                                                   EXHIBIT 10.23


                FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                      FOR
                              ANTHONY J. GUMBINER
                        WITH HALLWOOD INVESTMENT COMPANY
                      (FORMERLY WITH HALLWOOD MONACO SAM)


     This First Amended and Restated Employment Agreement (this "Restated Employment Agreement") is made and entered into as of October 1, 1995, by and between Hallwood Investment Company ("HIC") and Anthony J. Gumbiner ("Mr. Gumbiner").


                                    RECITALS

     Mr. Gumbiner and Hallwood Monaco SAM ("HMS") entered into that certain Employment Agreement, dated as of April 1, 1992 (the "Employment Agreement"), by and between HMS, as the employer, and Mr. Gumbiner, as the employee.

     HMS assigned all its rights in and to the Employment Agreement to HIC, and HIC assumed all HMS's obligations under the Employment Agreement, each pursuant to that certain Assignment and Assumption Agreement, which Mr. Gumbiner consented to.

     HIC and Mr. Gumbiner now desire to amend and restate the Employment Agreement to provide for additional compensation to be paid to Mr. Gumbiner.


                                   AGREEMENT

     In consideration of the mutual benefits to be derived from this Restated Employment Agreement and the covenants and agreements set forth herein, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

     1. Employment. HIC agrees to employ Mr. Gumbiner outside of the United States and Mr. Gumbiner agrees to enter into the employ of HIC outside of the United States upon the terms and conditions set forth in this Restated Employment Agreement.

     2.   Duties of Mr. Gumbiner.

          Mr. Gumbiner is employed as a senior business and international investment consultant for HIC. In particular, Mr. Gumbiner's duties and obligations hereunder shall include: (a) performing such duties outside of the United States as may be assigned to him by HIC's Board of Directors (the "Board"); (b) reporting to the Board and any other person designated by the Board; (c) undertaking such duties and exercising such powers in relation to HIC and its business as the Board shall from time to time assign or vest in him; (d) accepting such offices in such other parent, subsidiary and associated companies
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     of HIC as the Board may reasonably require from time to time; and (e)
     observing and complying with all resolutions, regulations and directions from time to time made or given by the Board.

     3. Nondisclosure and Confidentiality. Mr. Gumbiner understands that he has developed and been exposed to, or may develop or be exposed to highly confidential information and trade secrets of HIC and its parent, subsidiaries or associated companies ("Confidential Information"), and that maintenance by HIC of its proprietary Confidential Information to the fullest extent possible is extremely important. Except as required during the performance of his duties for HIC or otherwise permitted by HIC, Mr. Gumbiner agrees never to disclose or use any Confidential Information either during or after the term of this Restated Employment Agreement and to take all reasonable precautions to prevent inadvertent disclosure, use or transfer of any Confidential Information.

     4. Term. Mr. Gumbiner's employment with HIC under this Restated Employment Agreement shall be effective from October 1, 1995 (the "Commencement Date") and shall continue in effect until terminated by either party giving to the other not less than six calendar month's notice in writing.

     5. Compensation. As compensation for services rendered by Mr. Gumbiner hereunder, HIC shall pay to Mr. Gumbiner annual compensation of one million eight hundred seventy-five thousand one hundred French Francs (FF1,875,100) payable quarterly in advance on the first day of each of April, July, October and January each year beginning October 1, 1995.

     6. Expenses. HIC shall within a reasonable time after the occurrence of same, reimburse W. Gumbiner for reasonable, ordinary business expenses reasonably incurred by him in the performance of his duties for HIC, provided that Mr. Gumbiner shall maintain an accurate record of such expenses and shall provide HIC with evidence thereof.

     7. Termination. HIC may terminate this Restated Employment Agreement at any time upon the following events: (i) any act of dishonesty on the part of Mr. Gumbiner resulting or intended to result directly or indirectly in personal gain or benefit at the expense of HIC or material damage of or to property of HIC; (ii) any act of fraud, misappropriation, embezzlement or willful misconduct by Mr. Gumbiner or (iii) the willful breach or repeated, habitual neglect by Mr. Gumbiner of his duties under this Restated Employment Agreement to HIC. Upon such termination HIC shall pay to Mr. Gumbiner the pro-rata portion of the annual compensation to the date of termination, and he shall be entitled to no other compensation or benefits hereunder, including, without limitation, any other compensation, bonuses or commissions.

     8. Disability or Death. If as a result of illness, injury or other disability, Mr. Gumbiner shall be unable to perform his duties hereunder on a substantially full-time basis for any period of 30 days or more, HIC may at its option terminate Mr. Gumbiner's employment hereunder and shall pay to Mr. Gumbiner the pro-rata portion of annual compensation to the date of termination. If Mr. Gumbiner shall die during the term of his employment by HIC, HIC



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shall pay to Mr. Gumbiner's estate the pro-rata portion of annual compensation to the date of Mr. Gumbiner's death.

     9. Certain Payments. Mr. Gumbiner acknowledges that he is aware of the provision of United States law relating to prohibitions of any person representing a United States company from, directly or indirectly, giving anything of value to any foreign official to influence the foreign official in directing or agreeing to do business with the United States firm. In addition, Mr. Gumbiner acknowledges that he has read the Statement of Company Policy of the Hallwood Entities regarding payment of gifts to foreign officials that has previously been supplied to Mr. Gumbiner. Mr. Gumbiner hereby undertakes to abide by such laws and policy and will not use any part of the amounts paid under this Restated Employment Agreement or any payments that are prohibited under such laws or policy.

          10.  Miscellaneous.

          (a) Notices. Any notice to be given hereunder is to be given in writing by either party to the other and delivered or sent by prepaid airmail post or facsimile transmission addressed to the address shown next to each party's signature to this Restated Employment Agreement or such other address as may be notified by one party to the other for such purposes and shall be deemed to be served in the case of airmail post three days after posting and in the case of facsimile transmission immediately upon successfully transmission.

     (b) Severability. Whenever possible, each provision of this Restated Employment Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Restated Employment Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Restated Employment Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     (c) Governing Law; Venue. This Restated Employment Agreement shall be governed by and construed in accordance with the laws of Monaco and the parties agree to submit themselves to the jurisdiction of Monaco.

          (d) Counterparts. This Restated Employment Agreement may be executed in multiple counterparts, all of which shall be deemed originals, but which counterparts shall constitute one and the same instrument.

          (e) Entire Restated Employment Agreement. This Restated Employment Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. No variations, modifications or changes herein or hereof shall be binded upon any party unless set forth in a document duly executed by or on behalf of such party.





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     IN  WITNESS WHEREOF, the parties have executed this Restated Employment
Agreement as of the day and date above first written.


                         HALLWOOD INVESTMENT COMPANY


                         By:   /s/ MELVIN J. MELLE
                             ----------------------
                         Name:    MELVIN J. MELLE
                               --------------------
                         Title:    VICE PRESIDENT
                                 ------------------



                          /s/ ANTHONY J. GUMBINER
                         --------------------------
                         ANTHONY J. GUMBINER





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